Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls Reports Strong Q2 Results; Raises FY25 Guidance
______________________________________________________________________________________
▪Q2 sales increased 1% and organic sales increased 7%*
▪Q2 GAAP EPS of $0.71; Q2 Adjusted EPS* of $0.82
▪Q2 orders increased 5% organically year-over-year
▪Building Solutions backlog of $14.0 billion increased 12% organically year-over-year
▪Initiates fiscal Q3 and raises full year fiscal 2025 guidance*
* This news release contains non-GAAP financial measures. Definitions and reconciliations of the non-GAAP financial measures can be found in the attached footnotes. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures.
_____________________________________________________________________________________

CORK, Ireland — May 7, 2025 — Johnson Controls International plc (NYSE: JCI), a global leader for smart, safe, healthy and sustainable buildings, today reported fiscal second quarter 2025 GAAP earnings per share (“EPS”) of $0.71. Adjusted EPS was $0.82.

Sales in the quarter of $5.7 billion increased 1% over the prior year on an as reported basis and 7% organically. GAAP income from continuing operations was $473 million. Adjusted income from continuing operations was $545 million.

“The Johnson Controls team delivered strong second quarter results, highlighted by organic sales growth, margin expansion and record backlog,” said Joakim Weidemanis, CEO. “The results reflect the strengthened execution from our team as well as broad-based and sustained demand for our differentiated solutions. We have a strong foundation in place and by starting to increase customer focus and implement lean and business system approaches, we can take the first step to accelerate our momentum and enhance value for all of our stakeholders.”

FISCAL Q2 SEGMENT RESULTS
The financial highlights presented in the tables below exclude discontinued operations and are in accordance with GAAP, unless otherwise indicated. All comparisons are to the second quarter of fiscal 2024.
A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

Building Solutions North America

	Fiscal Q2
(in millions)	2025	2024	Change
Sales	$2,916	$2,739	6%
Segment EBITA
GAAP	390	373	5%
Adjusted (non-GAAP)	390	373	5%
Segment EBITA Margin %
GAAP	13.4%	13.6%	(20	bp)
Adjusted (non-GAAP)	13.4%	13.6%	(20	bp)
Sales in the quarter of $2.9 billion increased 6% over the prior year. Organic sales increased 7% over the prior year, led by continued strength across Applied HVAC and Controls.
Excluding M&A and adjusted for foreign currency, orders increased 4% year-over-year and backlog of $9.8 billion increased 11% year-over-year.
Segment EBITA margin of 13.4% declined 20 basis points versus the prior year as Systems growth outpaced Service growth.

Building Solutions EMEA/LA (Europe, Middle East, Africa/Latin America)

	Fiscal Q2
(in millions)	2025	2024	Change
Sales	$1,085	$1,064	2%
Segment EBITA
GAAP	136	89	53%
Adjusted (non-GAAP)	136	89	53%
Segment EBITA Margin %
GAAP	12.5%	8.4%	410	bp
Adjusted (non-GAAP)	12.5%	8.4%	410	bp
Sales in the quarter of $1.1 billion increased 2% over the prior year. Organic sales grew 5% versus the prior year quarter led by 9% growth in Service, including solid growth in Applied HVAC and Fire and Security sales.
Excluding M&A and adjusted for foreign currency, orders increased 10% year-over-year and backlog of $2.7 billion increased 10% year-over-year.
Segment EBITA margin of 12.5% expanded 410 basis points versus the prior year driven by productivity improvements and positive mix from growth in Service.

Building Solutions Asia Pacific

	Fiscal Q2
(in millions)	2025	2024	Change
Sales	$542	$491	10%
Segment EBITA
GAAP	79	54	46%
Adjusted (non-GAAP)	79	54	46%
Segment EBITA Margin %
GAAP	14.6%	11.0%	360	bp
Adjusted (non-GAAP)	14.6%	11.0%	360	bp
Sales in the quarter of $542 million increased 10% versus the prior year. Organic sales increased 13% versus the prior year led by strong double-digit growth from both Service and Systems.
Excluding M&A and adjusted for foreign currency, orders were flat year-over-year and backlog of $1.5 billion increased 21% year-over-year.
Segment EBITA margin of 14.6% increased 360 basis points versus the prior year driven by productivity improvements.

Global Products

	Fiscal Q2
(in millions)	2025	2024	Change
Sales	$1,133	$1,303	(13%)
Segment EBITA
GAAP	341	290	18%
Adjusted (non-GAAP)	343	316	9%
Segment EBITA Margin %
GAAP	30.1%	22.3%	780	bp
Adjusted (non-GAAP)	30.3%	24.3%	600	bp
Sales in the quarter of $1.1 billion declined 13% versus the prior year. Organic sales grew 8% versus the prior year, led by positive price and volume growth. Excluding the impact of divestitures, Applied HVAC grew over 20% with strong double-digit growth in North America and EMEA/LA.
Segment EBITA margin of 30.1% expanded 780 basis points versus the prior year due to enhanced operational efficiencies and increased volumes, excluding the impact of divestitures. Adjusted segment EBITA in Q2 2025 excludes transformation costs. Adjusted segment EBITA in Q2 2024 excludes costs for a product quality issue, partially offset by favorable earn-out adjustments.

Corporate

	Fiscal Q2
(in millions)	2025	2024	Change
Corporate Expense
GAAP	$186	$92	102%
Adjusted (non-GAAP)	135	83	63%
Corporate expenses increased over the prior year as a result of certain corporate accruals combined with the impact of stranded costs from the planned divestiture of the R&LC HVAC business. Adjusted Corporate expense in Q2 2025 excludes certain transaction/separation costs and transformation costs. Adjusted Corporate expense in Q2 2024 excludes certain transaction/separation costs and cyber incident costs.

OTHER Q2 ITEMS
▪Cash provided by operating activities was $550 million. Free cash flow was $456 million and adjusted free cash flow was $463 million.
▪The Company paid dividends of $245 million.
▪The Company repurchased 4.1 million shares of common stock for $330 million.

GUIDANCE
The following forward-looking statements regarding organic sales growth, adjusted segment EBITA margin, adjusted segment EBITA margin improvement, adjusted EPS and adjusted free cash flow conversion are non-GAAP financial measures and are presented on a continuing operations basis excluding the Residential and Light Commercial HVAC business, which was classified as discontinued operations beginning in the fiscal fourth quarter of 2024. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. The Company is unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to its most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s fiscal 2025 third quarter and full year GAAP financial results from continuing operations.

The Company initiated fiscal 2025 third quarter guidance:
▪Organic sales growth of mid-single digits
▪Adjusted segment EBITA margin of ~17.5%
▪Adjusted EPS before special items of ~$0.97 to $1.00

The Company raised fiscal 2025 full year guidance:
▪Organic sales growth of mid-single digits (unchanged)
▪Adjusted segment EBITA margin improvement of ~90 basis points year-over-year (previously more than 80 bps)
▪Adjusted EPS before special items of ~$3.60 (previously ~$3.50 to $3.60)
▪Adjusted free cash flow conversion of ~100% (previously ~90%+)

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed by dialing 844-763-8274 (in the United States) or +1-412-717-9224 (outside the United States), or via webcast. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

ABOUT JOHNSON CONTROLS

At Johnson Controls (NYSE:JCI), we transform the environments where people live, work, learn and play. As the global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.
Building on a proud history of nearly 140 years of innovation, we deliver the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through OpenBlue, our comprehensive digital offering.
Today, Johnson Controls offers the world`s largest portfolio of building technology and software as well as service solutions from some of the most trusted names in the industry.
Visit www.johnsoncontrols.com for more information and follow @Johnson Controls on social platforms.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACTS:	MEDIA CONTACT:

Jim Lucas	Danielle Canzanella
Direct: +1 414.340.1752	Direct: +1 203.499.8297
Email: jim.lucas@jci.com	Email: danielle.canzanella@jci.com

Michael Gates
Direct: +1 414.524.5785
Email: michael.j.gates@jci.com
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JOHNSON CONTROLS INTERNATIONAL PLC CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls' future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond its control, that could cause its actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Johnson Controls' ability to manage macroeconomic and geopolitical volatility, including changes to laws or policies governing foreign trade, including tariffs, economic sanctions, foreign exchange and capital controls, import/export controls or other trade restrictions as well as supply chain disruptions; the ability of Johnson Controls to manage general economic, business and capital market conditions, including the impacts of trade restrictions, recessions, economic downturns and global price inflation; Johnson Controls’ ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements; the ability of Johnson Controls to execute on its operating model and drive organizational improvement; Johnson Controls’ ability to successfully execute and complete portfolio simplification, including the completion of the divestiture of the Residential and Light Commercial business, as well as the possibility that the expected benefits of such actions will not be realized or will not be realized within the expected time frame; the ability to hire and retain senior management and other key personnel, including successfully completing Johnson Controls’ Chief Executive Officer transition; the ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace, including the incorporation of technologies such as artificial intelligence; fluctuations in the cost and availability of public and private financing for Johnson Controls’ customers; the ability to manage disruptions caused by international conflicts, including Russia and Ukraine and the ongoing conflicts in the Middle East; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches, maintaining and improving the capacity, reliability and security of Johnson Controls’ enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of Johnson Controls’ digital platforms and services; fluctuations in currency exchange rates; changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact Johnson Controls’ business operations or tax status; the ability to adapt to global climate change, climate change regulation and successfully meet Johnson Controls’ public sustainability commitments; the outcome of litigation and governmental proceedings; the risk of infringement or expiration of intellectual property rights; Johnson Controls’ ability to manage disruptions caused by catastrophic or geopolitical events, such as natural disasters, armed conflict, political change, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls' business is included in the section entitled “Risk Factors” in Johnson Controls Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the SEC on November 19, 2024, which is available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab. The description of certain of these risks is supplemented in Item 1A of Part II of Johnson Controls subsequently filed Quarterly Reports on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.
###

FINANCIAL STATEMENTS

Johnson Controls International plc
Consolidated Statements of Income
(in millions, except per share data; unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Net sales
Products and systems	$3,865	$3,883	$7,550	$7,487
Services	1,811	1,714	3,552	3,319
	5,676	5,597	11,102	10,806
Cost of sales
Products and systems	2,523	2,616	4,979	5,107
Services	1,084	1,059	2,128	1,999
	3,607	3,675	7,107	7,106

Gross profit	2,069	1,922	3,995	3,700

Selling, general and administrative expenses	1,427	2,064	2,826	3,398
Restructuring and impairment costs	62	239	95	274
Net financing charges	80	89	166	176
Equity income (loss)	1	(1)	1	(3)

Income (loss) from continuing operations before income taxes	501	(471)	909	(151)

Income tax provision (benefit)	26	(153)	73	(173)

Income (loss) from continuing operations	475	(318)	836	22

Income from discontinued operations, net of tax	51	84	141	148

Net income (loss)	526	(234)	977	170

Income (loss) attributable to noncontrolling interests
Continuing operations	2	3	—	3
Discontinued operations	46	40	80	70

Net income (loss) attributable to Johnson Controls	$478	$(277)	$897	$97

Income (loss) attributable to Johnson Controls
Continuing operations	$473	$(321)	$836	$19
Discontinued operations	5	44	61	78
Total	$478	$(277)	$897	$97

Basic earnings (loss) per share attributable to Johnson Controls
Continuing operations	$0.72	$(0.47)	$1.27	$0.03
Discontinued operations	0.01	0.06	0.09	0.11
Total	$0.73	$(0.41)	$1.36	$0.14

Diluted earnings (loss) per share attributable to Johnson Controls
Continuing operations	$0.71	$(0.47)	1.26	0.03
Discontinued operations	0.01	0.06	0.09	0.11
Total	$0.72	$(0.41)	$1.35	$0.14

Johnson Controls International plc
Condensed Consolidated Statements of Financial Position
(in millions; unaudited)

	March 31, 2025	September 30, 2024
Assets

Cash and cash equivalents	$795	$606
Accounts receivable - net	5,858	6,051
Inventories	1,756	1,774
Current assets held for sale	1,856	1,595
Other current assets	1,085	1,153
Current assets	11,350	11,179

Property, plant and equipment - net	2,422	2,403
Goodwill	16,509	16,725
Other intangible assets - net	3,883	4,130
Noncurrent assets held for sale	3,101	3,210
Other noncurrent assets	5,102	5,048
Total assets	$42,367	$42,695

Liabilities and Equity

Short-term debt	$1,261	$953
Current portion of long-term debt	558	536
Accounts payable	3,254	3,389
Accrued compensation and benefits	832	1,048
Deferred revenue	2,380	2,160
Current liabilities held for sale	1,544	1,431
Other current liabilities	1,988	2,438
Current liabilities	11,817	11,955

Long-term debt	8,167	8,004
Pension and postretirement benefit obligations	181	217
Noncurrent liabilities held for sale	429	405
Other noncurrent liabilities	4,741	4,753
Long-term liabilities	13,518	13,379

Shareholders’ equity attributable to Johnson Controls	15,805	16,098
Noncontrolling interests	1,227	1,263
Total equity	17,032	17,361
Total liabilities and equity	$42,367	$42,695

Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Operating Activities of Continuing Operations
Income (loss) from continuing operations attributable to Johnson Controls	$473	$(321)	$836	$19
Income from continuing operations attributable to noncontrolling interests	2	3	—	3
Income (loss) from continuing operations	475	(318)	836	22
Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation and amortization	202	215	395	423
Pension and postretirement income and contributions	(21)	(15)	(37)	(31)
Deferred income taxes	(53)	(339)	(107)	(419)
Noncash restructuring and impairment charges	25	244	33	253
Equity-based compensation	31	25	59	54
Other - net	24	(15)	32	(37)
Changes in assets and liabilities:
Accounts receivable	(191)	(549)	93	(509)
Inventories	(12)	(29)	(27)	(135)
Other assets	(42)	5	(213)	(190)
Restructuring reserves	(5)	(46)	(3)	(60)
Accounts payable and accrued liabilities	180	517	(227)	202
Accrued income taxes	(63)	(21)	(35)	(10)
Cash provided (used) by operating activities from continuing operations	550	(326)	799	(437)

Investing Activities of Continuing Operations
Capital expenditures	(94)	(128)	(210)	(210)
Other - net	(18)	(4)	(7)	14
Cash used by investing activities from continuing operations	(112)	(132)	(217)	(196)

Financing Activities of Continuing Operations
Net proceeds from borrowings with maturities less than three months	346	427	358	1,543
Proceeds from debt	—	—	775	422
Repayments of debt	(502)	(163)	(502)	(163)
Stock repurchases and retirements	(330)	(474)	(660)	(474)
Payment of cash dividends	(245)	(252)	(490)	(504)
Proceeds from the exercise of stock options	61	8	105	20
Employee equity-based compensation withholding taxes	(2)	(1)	(31)	(24)
Other - net	(3)	(41)	(29)	(80)
Cash provided (used) by financing activities from continuing operations	(675)	(496)	(474)	740

Discontinued Operations
Cash provided (used) by operating activities	49	123	47	(12)
Cash used by investing activities	(17)	(5)	(27)	(15)
Cash used by financing activities	(65)	(55)	(65)	(63)
Cash provided (used) by discontinued operations	(33)	63	(45)	(90)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(169)	(41)	(15)	19
Change in cash, cash equivalents and restricted cash held for sale	(1)	(4)	3	1
Increase (decrease) in cash, cash equivalents and restricted cash	(440)	(936)	51	37
Cash, cash equivalents and restricted cash at beginning of period	1,258	1,890	767	917
Cash, cash equivalents and restricted cash at end of period	818	954	818	954
Less: Restricted cash	23	116	23	116
Cash and cash equivalents at end of period	$795	$838	$795	$838

FOOTNOTES

1.Sale of Residential and Light Commercial HVAC Business

The Company signed a definitive agreement in July 2024 to sell its Residential and Light Commercial ("R&LC") HVAC business, which includes the North America Ducted businesses and the global Residential joint venture with Hitachi Global Life Solutions, Inc. (“Hitachi”), of which Johnson Controls owns 60% and Hitachi owns 40%. The R&LC HVAC business, which was previously reported in the Global Products segment, meets the criteria to be classified as a discontinued operation and, as a result, its historical financial results are reflected in the consolidated financial statements as a discontinued operation, and assets and liabilities were reclassified as held for sale for all periods presented. Unless otherwise noted, all activities and amounts reported in the following footnotes include only continuing operations of the Company and exclude activities and amounts related to the R&LC HVAC business.

2.Non-GAAP Measures

The Company reports various non-GAAP measures in this earnings release and the related earnings presentation. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures. Refer to footnotes three through eight for further information on the calculations of the non-GAAP measures and reconciliations of the non-GAAP measures to the most comparable GAAP measures.

Organic sales

Organic sales growth excludes the impact of acquisitions, divestitures and foreign currency. Management believes organic sales growth is useful to investors in understanding period-over-period sales results and trends.

Cash flow

Management believes free cash flow and adjusted free cash flow measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate the Company’s ability to generate cash flow from operations and the impact that this cash flow has on its liquidity. Management also believes adjusted free cash flows are useful to investors in understanding period-over-period cash flows, cash trends and ongoing cash flows of the Company.

Adjusted free cash flow and adjusted free cash flow conversion are non-GAAP measures which exclude the impacts of the following:

•JC Capital cash flows primarily include activity associated with finance/notes receivables and inventory and/or capital expenditures related to lease arrangements. JC Capital net income is primarily related to interest income on the finance/notes receivable and profit recognized on arrangements with sales-type lease components.

•Effective January 1, 2024, the Company has excluded the impact of discontinuing its accounts receivables factoring programs from adjusted free cash flow and adjusted free cash flow conversion. The Company has also re-baselined the prior year adjusted free cash flow measures to present a more comparative measure without the impact of factoring.

•Cash payments related to the water systems AFFF settlement and cash receipts for AFFF-related insurance recoveries.

Adjusted financial measures

Adjusted financial measures include adjusted segment EBITA, adjusted segment EBITA margin, adjusted net income, adjusted earnings per share, adjusted EBIT, adjusted EBITDA and adjusted corporate expenses. These non-GAAP measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the excluded amounts is a matter of management judgment and depends upon the nature and variability of the underlying expense or income amounts and other factors.

As detailed in the tables included in footnotes five through eight, the following items were excluded from certain financial measures:

•Net mark-to-market adjustments are the result of adjusting restricted asbestos investments and pension and postretirement plan assets to their current market value. These adjustments may have a favorable or unfavorable impact on results.

•Restructuring and impairment costs, net of NCI represents restructuring costs attributable to Johnson Controls including costs associated with exit plans or other restructuring plans that will have a more significant impact on the underlying cost structure of the organization. Impairment costs primarily relate to write-downs of goodwill, intangible assets and assets held for sale to their fair value.

•Water systems AFFF settlement and insurance recoveries include amounts related to a settlement with a nationwide class of public water systems concerning the use of AFFF manufactured and sold by a subsidiary of the Company, and AFFF-related insurance recoveries.

•Transaction/separation costs include costs associated with significant mergers and acquisitions.

•Transformation costs represent incremental expenses incurred in association with strategic growth initiatives and cost saving opportunities in order to realize the benefits of portfolio simplification and the Company's lifecycle solutions strategy.

•Earn-out adjustments relate to earn-out liabilities associated with certain significant acquisitions and may have a favorable or unfavorable impact on results.

•Cyber incident costs primarily represent expenses, net of insurance recoveries, associated with the response to, and remediation of, a cybersecurity incident which occurred in September 2023.

•Global Products product quality costs are costs related to a product quality issue within the Global Products segment that is unusual due to the magnitude of the expected cost to remediate in comparison to typical product quality issues experienced by the Company.

•Loss on divestiture relates to the sale of the ADTi business.

•EMEA/LA joint venture loss relates to certain non-recurring losses associated with the equity method accounting of a joint venture company.

•Discrete tax items, net includes the net impact of discrete tax items within the period, including the following types of items: changes in estimates associated with valuation allowances, changes in estimates associated with reserves for uncertain tax positions, withholding taxes recorded upon changes in indefinite re-investment assertions for businesses to be disposed of, impacts from statutory rate changes, and the recording of significant tax credits.

•Related tax impact includes the tax impact of the various excluded items.

Management believes the exclusion of these items is useful to investors due to the unusual nature and/or magnitude of the amounts. When considered together with unadjusted amounts, adjusted financial measures are useful to investors in understanding period-over-period operating results, business trends and ongoing operations of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes.

Debt ratios

Management believes that net debt to adjusted EBITDA, a non-GAAP measure, is useful to understanding the Company's financial condition as the ratio provides an overview of the extent to which the Company relies on external debt financing for its funding and also is a measure of risk to its shareholders.

3. Sales

The following tables detail the changes in sales from continuing operations attributable to organic growth, foreign currency, acquisitions, divestitures and other (unaudited):

	Three Months Ended March 31
Net sales	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Net sales - 2024	$2,739	$1,064	$491	$4,294	$1,303	$5,597
Base year adjustments
Divestitures and other	—	—	—	—	(242)	(242)
Foreign currency	(10)	(36)	(11)	(57)	(12)	(69)
Adjusted base net sales	2,729	1,028	480	4,237	1,049	5,286
Acquisitions	—	9	—	9	—	9
Organic growth	187	48	62	297	84	381
Net sales - 2025	$2,916	$1,085	$542	$4,543	$1,133	$5,676

Growth %:
Net sales	6%	2%	10%	6%	(13)%	1%
Organic growth	7%	5%	13%	7%	8%	7%

	Six Months Ended March 31
Net sales	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Net sales - 2024	$5,226	$2,102	$998	$8,326	$2,480	$10,806
Base year adjustments
Divestitures and other	—	—	—	—	(475)	(475)
Foreign currency	(13)	(61)	(14)	(88)	(14)	(102)
Adjusted base net sales	5,213	2,041	984	8,238	1,991	10,229
Acquisitions	—	12	—	12	—	12
Organic growth	447	105	85	637	224	861
Net sales - 2025	$5,660	$2,158	$1,069	$8,887	$2,215	$11,102

Growth %:
Net sales	8%	3%	7%	7%	(11)%	3%
Organic growth	9%	5%	9%	8%	11%	8%

	Three Months Ended March 31
Products and systems revenue	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Products and systems revenue - 2024	$1,700	$572	$308	$2,580	$1,303	$3,883
Base year adjustments
Divestitures and other	—	—	—	—	(242)	(242)
Foreign currency	(5)	(20)	(7)	(32)	(12)	(44)
Adjusted products and systems revenue	1,695	552	301	2,548	1,049	3,597
Acquisitions	—	7	—	7	—	7
Organic growth	135	6	36	177	84	261
Products and systems revenue - 2025	$1,830	$565	$337	$2,732	$1,133	$3,865

Growth %:
Products and systems revenue	8%	(1)%	9%	6%	(13)%	—%
Organic growth	8%	1%	12%	7%	8%	7%

	Six Months Ended March 31
Products and systems revenue	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Products and systems revenue - 2024	$3,218	$1,144	$645	$5,007	$2,480	$7,487
Base year adjustments
Divestitures and other	—	—	—	—	(475)	(475)
Foreign currency	(5)	(32)	(10)	(47)	(14)	(61)
Adjusted products and systems revenue	3,213	1,112	635	4,960	1,991	6,951
Acquisitions	—	9	—	9	—	9
Organic growth	311	19	36	366	224	590
Products and systems revenue - 2025	$3,524	$1,140	$671	$5,335	$2,215	$7,550

Growth %:
Products and systems revenue	10%	—%	4%	7%	(11)%	1%
Organic growth	10%	2%	6%	7%	11%	8%

	Three Months Ended March 31
Service revenue	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Service revenue - 2024	$1,039	$492	$183	$1,714	$—	$1,714
Base year adjustments
Divestitures and other	—	—	—	—	—	—
Foreign currency	(5)	(16)	(4)	(25)	—	(25)
Adjusted base service revenue	1,034	476	179	1,689	—	1,689
Acquisitions	—	2	—	2	—	2
Organic growth	52	42	26	120	—	120
Service revenue - 2025	$1,086	$520	$205	$1,811	$—	$1,811

Growth %:
Service revenue	5%	6%	12%	6%	—%	6%
Organic growth	5%	9%	15%	7%	—%	7%

	Six Months Ended March 31
Service revenue	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Service revenue - 2024	$2,008	$958	$353	$3,319	$—	$3,319
Base year adjustments
Divestitures and other	—	—	—	—	—	—
Foreign currency	(8)	(29)	(4)	(41)	—	(41)
Adjusted base service revenue	2,000	929	349	3,278	—	3,278
Acquisitions	—	3	—	3	—	3
Organic growth	136	86	49	271	—	271
Service revenue - 2025	$2,136	$1,018	$398	$3,552	$—	$3,552

Growth %:
Service revenue	6%	6%	13%	7%	—%	7%
Organic growth	7%	9%	14%	8%	—%	8%

4. Cash Flow, Free Cash Flow and Free Cash Flow Conversion

The following table includes operating cash flow conversion, free cash flow and free cash flow conversion (unaudited):

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2025	2024	2025	2024
Cash provided (used) by operating activities from continuing operations	$550	$(326)	$799	$(437)
Income (loss) from continuing operations attributable to Johnson Controls	473	(321)	836	19
Operating cash flow conversion	116%	*	96%	*

Cash provided (used) by operating activities from continuing operations	550	(326)	799	(437)
Capital expenditures	(94)	(128)	(210)	(210)
Free cash flow (non-GAAP)	$456	$(454)	$589	$(647)

Income (loss) from continuing operations attributable to Johnson Controls	473	(321)	836	19
Free cash flow conversion from net income (non-GAAP)	96%	*	70%	*

* Measure not meaningful

The following table includes adjusted free cash flow and adjusted free cash flow conversion (unaudited):

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2025	2024	2025	2024
Free cash flow (non-GAAP)	$456	$(454)	$589	$(647)
Adjustments:
JC Capital cash used by operating activities	11	32	77	120
Water systems AFFF settlement cash payments and insurance recoveries	(11)	—	386	—
Impact from discontinuation of factoring programs	7	—	14	—
Adjusted free cash flow (non-GAAP)	463	(422)	1,066	(527)
Prior year impact from factoring programs	—	619	—	534
Re-baselined adjusted free cash flow (non-GAAP)	$463	$197	$1,066	$7

Adjusted net income attributable to JCI (non-GAAP)	$545	$471	$971	$786
JC Capital net income (loss)	9	(3)	4	(5)
Adjusted net income attributable to JCI, excluding JC Capital (non-GAAP)	$554	$468	$975	$781
Adjusted free cash flow conversion (non-GAAP)	84%	42%	109%	1%

5. EBITA, EBIT and Corporate Expense

The Company evaluates the performance of its business units primarily on segment EBITA. The following table includes continuing operations (unaudited):

	Three Months Ended March 31,				Six Months Ended March 31,
	Actual		Adjusted (Non-GAAP)		Actual		Adjusted (Non-GAAP)
(in millions)	2025	2024	2025	2024	2025	2024	2025	2024

Segment EBITA
Building Solutions North America	$390	$373	$390	$373	$722	$658	$722	$658
Building Solutions EMEA/LA	136	89	136	89	244	169	244	169
Building Solutions Asia Pacific	79	54	79	54	128	100	128	100
Global Products	341	290	343	316	667	557	669	583

EBIT (non-GAAP)
Income (loss) from continuing operations:
Attributable to Johnson Controls	$473	$(321)	$545	$471	$836	$19	$971	$786
Attributable to noncontrolling interests	2	3	2	3	—	3	—	3
Income (loss) from continuing operations	475	(318)	547	474	836	22	971	789
Less: Income tax provision (benefit) (1)	26	(153)	74	64	73	(173)	132	105
Income (loss) before income taxes	501	(471)	621	538	909	(151)	1,103	894
Net financing charges	80	89	80	89	166	176	166	176
EBIT (non-GAAP)	$581	$(382)	$701	$627	$1,075	$25	$1,269	$1,070

(1) Adjusted income tax provision (benefit) excludes the related tax impacts of pre-tax adjusting items.

The following tables include the reconciliations of segment EBITA as reported to adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

	Three Months Ended March 31,
(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products
	2025	2024	2025	2024	2025	2024	2025	2024

Sales	$2,916	$2,739	$1,085	$1,064	$542	$491	$1,133	$1,303

Segment EBITA	$390	$373	$136	$89	$79	$54	$341	$290

Adjusting items:
Transformation costs	—	—	—	—	—	—	2	—
Earn-out adjustments	—	—	—	—	—	—	—	(7)
Global Products product quality costs	—	—	—	—	—	—	—	33

Adjusted segment EBITA (non-GAAP)	$390	$373	$136	$89	$79	$54	$343	$316

Adjusted segment EBITA Margin % (non-GAAP)	13.4%	13.6%	12.5%	8.4%	14.6%	11.0%	30.3%	24.3%

	Six Months Ended March 31,
(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products
	2025	2024	2025	2024	2025	2024	2025	2024

Sales	$5,660	$5,226	$2,158	$2,102	$1,069	$998	$2,215	$2,480

Segment EBITA	$722	$658	$244	$169	$128	$100	$667	$557

Adjusting items:
Transformation costs	—	—	—	—	—	—	2	—
Earn-out adjustments	—	—	—	—	—	—	—	(7)
Global Products product quality costs	—	—	—	—	—	—	—	33

Adjusted segment EBITA (non-GAAP)	$722	$658	$244	$169	$128	$100	$669	$583

Adjusted segment EBITA Margin % (non-GAAP)	12.8%	12.6%	11.3%	8.0%	12.0%	10.0%	30.2%	23.5%

The following table reconciles Corporate expense from continuing operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2025	2024	2025	2024

Corporate expense (GAAP)	$186	$92	$357	$231
			.
Adjusting items:
Transaction/separation costs	(7)	(5)	(18)	(5)
Transformation costs	(44)	—	(77)	—
Cyber incident costs	—	(4)		(27)
Adjusted corporate expense (non-GAAP)	$135	$83	$262	$199

6. Net Income and Diluted Earnings Per Share

The following tables reconcile income from continuing operations attributable to JCI and diluted earnings per share from continuing operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended March 31,
	Income from continuing operations attributable to JCI		Diluted earnings per share
(in millions, except per share)	2025	2024	2025	2024

As reported (GAAP)	$473	$(321)	$0.71	$(0.47)

Adjusting items:
Net mark-to-market adjustments	13	(15)	0.02	(0.02)
Earn-out adjustments	—	(7)	—	(0.01)
Restructuring and impairment costs, net of NCI	62	239	0.09	0.35
Water systems AFFF settlement	—	750	—	1.10
Water systems AFFF insurance recoveries	(8)	—	(0.01)	—
Global Products product quality costs	—	33	—	0.05
Transaction/separation costs	7	5	0.01	0.01
Transformation costs	46	—	0.07	—
Cyber incident costs	—	4	—	0.01
Discrete tax items	(36)	—	(0.05)	—
Related tax impact	(12)	(217)	(0.02)	(0.32)
Adjusted (non-GAAP)*	$545	$471	$0.82	$0.69
* May not sum due to rounding

	Six Months Ended March 31,
	Income from continuing operations attributable to JCI		Diluted earnings per share
(in millions, except per share)	2025	2024	2025	2024

As reported (GAAP)	$836	$19	$1.26	$0.03

Adjusting items:
Net mark-to-market adjustments	14	(37)	0.02	(0.05)
Earn-out adjustments	—	(7)	—	(0.01)
Restructuring and impairment costs, net of NCI	95	274	0.14	0.40
Water systems AFFF settlement	—	750	—	1.10
Water systems AFFF insurance recoveries	(12)	—	(0.02)	—
Global Products product quality issue	—	33	—	0.05
Transaction/separation costs	18	5	0.03	0.01
Transformation costs	79	—	0.12	—
Cyber incident costs	—	27	—	0.04
Discrete tax items	(36)	(57)	(0.05)	(0.08)
Related tax impact	(23)	(221)	(0.03)	(0.32)
Adjusted (non-GAAP)*	$971	$786	$1.46	$1.15
* May not sum due to rounding

The following table reconciles the denominators used to calculate basic and diluted earnings per share (in millions; unaudited):

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024

Weighted average shares outstanding
Basic weighted average shares outstanding	659.1	679	$660.6	$679.9
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	1.9	—	2.4	1.6
Diluted weighted average shares outstanding	661.0	679.0	663.0	681.5

For the three months ended March 31, 2024, the total number of potential dilutive shares due to stock options, unvested restricted stock and unvested performance share awards was 1.6 million. However, these items were not included in the computation of diluted loss per share for the three months ended March 31, 2024 since to do so would decrease the loss per share.

7. Debt Ratios

The following table includes continuing operations and details net debt to income before income taxes and net debt to adjusted EBITDA (unaudited):

(in millions)	March 31, 2025		December 31, 2024		March 31, 2024
Short-term debt	$1,261		$882		$2,210
Current portion of long-term debt	558		522		1,165
Long-term debt	8,167		8,589		7,348
Total debt	9,986		9,993		10,723
Less: cash and cash equivalents	795		1,237		838
Net debt	$9,191		$8,756		$9,885

Last twelve months income before income taxes	$2,582		$1,610		$811

Net debt to income before income taxes	3.6	x	5.4	x	12.2	x

Last twelve months adjusted EBITDA (non-GAAP)	$3,779		$3,733		$3,423

Net debt to adjusted EBITDA (non-GAAP)	2.4x		2.3x		2.9x

The following table reconciles income from continuing operations to adjusted EBIT and adjusted EBITDA (unaudited):

	Twelve Months Ended
(in millions)	March 31, 2025	December 31, 2024	March 31, 2024
Income from continuing operations	$2,225	$1,432	$1,457
Income tax provision (benefit)	357	178	(646)
Income before income taxes	2,582	1,610	811
Net financing charges	332	341	306
EBIT	2,914	1,951	1,117
Adjusting items:
Net mark-to-market adjustments	4	(24)	57
Restructuring and impairment costs	330	507	565
Water systems AFFF settlement	—	750	750
Water systems AFFF insurance recoveries	(379)	(371)	—
Earn-out adjustments	(61)	(68)	(7)
Transaction/separation costs	45	43	68
Transformation costs	79	33	—
Cyber incident costs	—	4	27
Global Products product quality costs	—	33	33
Loss on divestiture	42	42	—
EMEA/LA joint venture loss	17	17	—
Adjusted EBIT (non-GAAP)	2,991	2,917	2,610
Depreciation and amortization	788	816	813
Adjusted EBITDA (non-GAAP)	$3,779	$3,733	$3,423

8. Income Taxes

The Company's effective tax rate before consideration of certain excluded items was approximately 12.0% for the three and six months ending March 31, 2025 and 11.9% and 11.7% for the three and six months ending March 31, 2024, respectively.